Name:                         Regency LP Acquirer, L.P.

Name:                         EFS Regency GP Holdco II, LLC

Name:                         ASC Hugoton LLC

Address:                      120 Long Ridge Road
                              Stamford, Connecticut  06927

Designated Filer:             Aircraft Services Corporation

Issuer & Ticker Symbol:       Regency Energy Partners LP (RGNC)

Date of Event Requiring Statement:  1/7/2008

Signatures of Reporting Persons


EFS Regency GP Holdco II, LLC


By:      Aircraft Services Corporation
         its Managing Member


By:      /s/ Tyson Yates
Name:    Tyson Yates
         Title:   Vice President


Regency LP Acquirer, L.P.


By:      EFS Regency GP Holdco II, LLC
Its:     General Partner


By:      Aircraft Services Corporation
         its Managing Member

By:      /s/ Tyson Yates
Name:    Tyson Yates
         Title:   Vice President


ASC Hugoton LLC


By:      Aircraft Services Corporation
         its Sole Member and Manager


By:      /s/ Tyson Yates
Name:    Tyson Yates
         Title:   Vice President